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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of A. H. Belo Corporation for the registration of 25,600,000 shares of its Series A Common Stock and to the incorporation by reference therein of our report dated January 24, 1996, with respect to the consolidated financial statements of A. H. Belo Corporation included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Dallas, Texas
January 6, 1997

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